                                                                    Exhibit 12.1

                                                                                                                 Three Months Ended
                                                                    Year Ended December 31,                          March 31,
                                                    -------------------------------------------------------------------------------
                                                      2001(1)    2000 (2)      1999        1998 (3)   1997 (3)     2002     2001

Earnings:
Pre-tax income                                       $ 86,528   $ 203,018    $ 93,162     $ 102,094             $ 21,720  $ 21,135
Less:  income from partnership investments            (19,313)    (22,430)    (36,703)      (36,127)              (2,487)   (1,827)
Plus:  cash received from partnership investments      26,888      36,755      40,886        84,300                5,450     7,303

Fixed charges (see below)                              27,706      36,729      39,701        25,722                6,328     8,044
                                                    -------------------------------------------------------------------------------

Total Earnings                                        121,809     254,072     137,046       175,989               31,011    34,655


Fixed charges:
Interest expense                                       25,750      33,552      36,078        22,591                5,834     7,537
Amortization of debt costs                                957       1,212       1,109           815                  213       265
Interest component of rent expense  (4)                   999       1,965       2,514         2,316                  281       242
                                                    -------------------------------------------------------------------------------

Total fixed charges                                    27,706      36,729      39,701        25,722                6,328     8,044
                                                    ===============================================================================

-----------------------------------------------------------------------------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                        4.4x        6.9x        3.5x          6.8x      -          4.9x      4.3x
                                                    ===============================================================================

-----------------------------------------------------------------------------------------------------------------------------------

(1) Pre-tax income for 2001 includes a restructuring charge of $18,556 and an investment impairment charge of $13,432. Excluding these charges the ratio of earnings to fixed charges for 2001 would have been 5.6x. For additional information regarding the restructuring and investment impairment charges, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into the registration statement to which this exhibit relates.

(2) Pre-tax income for 2000 includes in earnings a gain on the disposition of businesses of $86,495 and a one-time benefit of $15,771 resulting from the restructuring of the CenDon relationship. Excluding these one-time items, the ratio of earnings to fixed charges for 2000 would have been 4.1x. For additional information regarding the disposition of businesses and the restructuring of the CenDon relationship, see "Management Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into the registration statement to which this exhibit relates.

(3) Prior to July 1, 1998, the Company operated as part of The Dun & Bradstreet Company. Interest expense for 1998 represents interest incurred on debt from July 1, 1998. Since the Company was a wholly owned subsidiary of D&B for all of 1997, this ratio is not applicable for that year.

(4) Represents 1/3 of rent expense, which management believes is representative of the interest component.